     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 7, 1998

                           REGISTRATION NO. 333-00395


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               ------------------

                        POST-EFFECTIVE AMENDMENT NO. 1 TO
                                    FORM S-3
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                               ------------------

                               ENERGEN CORPORATION
             (Exact name of registrant as specified in its charter)

          ALABAMA                                         63-0757759
  (State or other jurisdiction                         (I.R.S. Employer
of incorporation or organization)                    Identification Number)

                             2101 Sixth Avenue North
                            Birmingham, Alabama 35203
                                 (205) 326-2700
               (Address, including zip code, and telephone number,
                 including area code, of registrant's principal
                                executive office)

                               ------------------

                                J. David Woodruff
                               Energen Corporation
                             2101 Sixth Avenue North
                            Birmingham, Alabama 35203
                                 (205) 326-2700
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                 with a copy to:
                                  John K. Molen
                         Bradley Arant Rose & White LLP
                           2001 Park Place, Suite 1400
                            Birmingham, Alabama 35203
                                 (205) 521-8000

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.



                              SUBJECT TO COMPLETION
                   PRELIMINARY PROSPECTUS DATED AUGUST 7, 1998

PROSPECTUS
                              ______________ SHARES

                               ENERGEN CORPORATION
              DIVIDEND REINVESTMENT AND DIRECT STOCK PURCHASE PLAN
                          COMMON STOCK, $.01 PAR VALUE

Energen Corporation (the "Company" or "Energen") is amending and restating in its entirety the Company's Dividend Reinvestment and Direct Stock Purchase Plan (the "Plan") effective as of September 1, 1998. The Plan provides investors with a convenient and economical way to purchase shares of Company Common Stock, par value $.01 per share ("Energen Common Stock"), and to reinvest cash dividends.

Shareholders of record who are currently Plan Participants ("Participants") will remain enrolled in the Plan unless such shareholders instruct First Chicago Trust Company of New York (the "Administrator") in writing to close the account or to alter the conditions of participation. Investors who are not already shareholders may become Participants in the Plan by completing and returning an authorization form to the Administrator, which an investor may request from the Administrator by calling 1-800-946-4316. Investors who are not already shareholders must make an initial cash investment of at least $250, or authorize a minimum of ten (10) automatic monthly withdrawals of at least $25.

         Participants in the Plan may:

         - Invest by making additional voluntary cash payments at any time for at least $25 up to a total of $250,000 per calendar year. Voluntary cash payments should be invested at least weekly.
         - Make automatic monthly investments by electronic funds transfer.
         - Automatically reinvest cash dividends on all or a portion of the shares registered in their names.
         - Receive cash dividends on all remaining shares, including those held in the Plan.
         -        Deposit shares for safekeeping with the Administrator.
         -        Transfer shares or make gifts of Energen Common Stock.

The Plan provides Energen the option to sell newly issued Energen Common Stock or Energen Common Stock reacquired and held for future issuance, or to have its Administrator purchase Energen Common Stock in the open market. The purchase price of Energen Common Stock, if Energen is selling newly issued shares or Energen Common Stock reacquired and held for future issuance, will be the average of the highest and lowest per share trading price of the Energen Common Stock on the New York Stock Exchange (Consolidated Tape Transactions) on the issuance date of the Energen Common Stock. Energen will receive the proceeds of the sale of newly issued Energen Common Stock. The purchase price of the Energen Common Stock purchased by the Administrator in the open market, with the proceeds of each cash dividend and/or any optional cash payments then available for investment, will be the average of the prices paid for such Energen Common Stock.

The Prospectus relates to ______ shares of Energen Common Stock registered for sale under the Plan and remaining to be issued pursuant to the Plan as of __________, 1998 and includes shares of Energen Common Stock purchased in open market transactions as well as shares of Energen Common Stock purchased directly from Energen. It is suggested that the Prospectus be retained for future reference.

                               ------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                               ------------------

               The date of this Prospectus is _____________, 1998.

                              AVAILABLE INFORMATION

Energen is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "1934 Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "SEC"). Reports, proxy statements and other information concerning Energen can be inspected and copied at the SEC's Public Reference Room, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C., 20549, as well as the following Regional Offices of the SEC: 7 World Trade Center, Suite 1300, New York, New York 10048; and Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of such material can be obtained from the Public Reference Section of the SEC at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. The SEC also maintains a site on the World Wide Web that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of such site is http://www.sec.gov. Such reports, proxy statements and other information may also be inspected at the offices of the New York Stock Exchange, Inc. (the "NYSE"), on which Energen Common Stock is traded, at 20 Broad Street, New York, New York 10005.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The following documents filed by Energen (File No. 1-7810) with the SEC are incorporated by reference herein and made a part hereof:

         (a) Energen's Annual Report on Form 10-K for the year ended September 30, 1997 filed pursuant to Section 13(a) of the 1934 Act;

         (b) Energen's Quarterly Reports on Form 10-Q for the quarters ended December 31, 1997 and March 31, 1998 filed pursuant to
                  Section 13(a) of the 1934 Act;

         (c) Energen's Current Report on Form 8-K filed pursuant to Section 13(a) of the 1934 Act on July 13, 1998;

         (d) The description of Energen's Common Stock appearing in Energen's Registration Statement on Form S-3 (Registration No. 33-43245) filed pursuant to the Securities Act of 1933 on December 24, 1997; and

         (e) The description of Energen's Rights Agreement, dated July 27, 1998, filed as an exhibit to Energen's Registration Statement on Form 8-A, filed pursuant to the 1934 Act on July 10, 1998.

All documents filed by Energen pursuant to Sections 13(a), 13(c), 14 or 15(d) of the 1934 Act subsequent to the date hereof and prior to the termination of the offering made by this Prospectus shall be deemed to be incorporated by reference in this Prospectus or in any Prospectus Supplement and to be a part hereof from the date of filing of such documents.

Any statement contained herein or in a document incorporated or deemed to be incorporated by reference in this Prospectus shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained in this Prospectus or in any Prospectus Supplement or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this Prospectus or in any Prospectus Supplement modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus or in any Prospectus Supplement.

Energen undertakes to provide without charge to each person to whom a copy of this Prospectus has been delivered, upon the written or oral request of any such person, a copy of any or all of the foregoing documents incorporated herein by reference, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference into such documents). Such requests should be directed to: Energen Corporation, Investor Relations, 2101 Sixth Avenue North, Birmingham, Alabama 35203-2784 (telephone number (800) 654-3206 or
(205) 326-2634). On or about November 15, 1998, the Company's executive offices will become located at the following address to which requests should be directed: Energen Corporation, Investor Relations, 605 21st Street North, Birmingham, Alabama 35203-2707 (telephone number (800) 654-3206 or (205) 326-2634).

                                   THE COMPANY

Energen is a diversified energy holding company primarily engaged in the distribution of natural gas and the acquisition, exploration and development of oil and natural gas. Its executive offices are located at 2101 Sixth Avenue North, Birmingham, Alabama 35203-2784 (telephone number (205) 326-2700). On or about November 15, 1998, Energen's executive offices will be located at 605 21st Street North, Birmingham, Alabama 35203-2707 (telephone number (205) 326-2700).


                           FORWARD-LOOKING STATEMENTS

Statements contained in or incorporated by reference into this Prospectus include forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements of future plans, objectives, and expected performance of the Company and its subsidiaries, which forward-looking statements are dependent on certain events, risks and uncertainties that may be outside the control of the Company and its subsidiaries which could cause actual results to differ materially from those anticipated. Some of these include, but are not limited to, economic and competitive conditions, inflation rates, legislative and regulatory changes, financial market conditions, future business decisions, and other uncertainties, all of which are difficult to predict. There are numerous uncertainties inherent in estimating quantities of proved oil and gas reserves and in projecting future rates of production and timing of development expenditures. The total amount or timing of actual future production may vary significantly from reserves and production estimates. In the event the Company is unable to invest fully its planned acquisition expenditures, future operating revenues and proved reserves could be negatively affected. The drilling of exploratory wells can involve significant risk including that related to timing, success rates and cost overruns. These risks can be impacted by lease and rig availability, complex geology and other factors. Results of operations and cash flows also could be affected by future oil and gas prices. Although the Company makes use of futures, swaps and fixed price contracts to mitigate risk, fluctuations in oil and gas prices may affect the Company's financial position and results of operations. See "Incorporation of Certain Documents by Reference" in this Prospectus.


                             DESCRIPTION OF THE PLAN

         The following questions and answers constitute the provisions of the Plan.

PURPOSE AND BENEFITS

1.       WHAT IS THE PURPOSE OF THE PLAN?

         The Plan provides Participants with a convenient and economical way to purchase shares of Energen Common Stock and to reinvest all or a portion of their cash dividends in additional shares of Energen Common Stock. All Energen Common Stock purchases under the Plan may be made, at the Company's option, from authorized but unissued Energen Common Stock, from shares reacquired and held for future issuance, in open market purchases of Energen Common Stock, or any combination of these. To the extent such shares of Energen Common Stock are purchased from the Company, the Company will receive additional funds needed for the repayment of debt, for additional equity investments in the Company's subsidiaries and for general corporate purposes.

2. WHAT ARE SOME OF THE KEY FEATURES OF THE PLAN?

         Shareholders of record who are currently Participants in the Plan will remain enrolled unless such shareholders instruct the Plan Administrator in writing to close the account or to alter the conditions of participation.

         Investors who are not shareholders may enroll in the Plan by making an initial cash investment of at least $250, or by authorizing a minimum of 10 automatic monthly withdrawals of at least $25.

         No brokerage commission or other service charges are paid by Participants in connection with purchases under the Plan. A $15 fee and brokerage fees will be charged when selling shares from the Plan.

         Participants may reinvest all or a portion of their cash dividends in Energen Common Stock on a Dividend Payment Reinvestment Date. The "Dividend Payment Reinvestment Date" shall mean each date on which dividends are paid on Energen Common Stock as authorized by Energen's Board of Directors.

         Automatic reinvestment of cash dividends is handled entirely by Energen and the Administrator.

         Participants may receive, electronically or by check, cash dividends on shares of Energen Common Stock, including those held in the Plan.

         Participants may purchase additional shares of Energen Common Stock as often as weekly on a Voluntary Cash Investment Date by making voluntary cash payments of not less than $25 for a single investment up to a maximum of $250,000 per calendar year. Voluntary investments may be made by check, money order, or automated deduction from a predesignated checking, savings or money market account. A "Voluntary Cash Investment Date" shall mean every Wednesday, unless such Wednesday is a holiday, in which case the Voluntary Cash Investment Date will be the next business day; but in any event, such investments will be invested not later than five business days after they are received by the Administrator.

         Full investment of funds is possible under the Plan because the Plan permits fractions of shares, as well as full shares, to be credited to the Participant's account.

         The Plan offers a share "safekeeping" service whereby Participants may deposit their Energen Common Stock certificates with the Administrator and have their ownership of such Energen Common Stock maintained on the Administrator's records as part of their Plan account.

         Participants may make transfers or gifts of Energen Common Stock at any time and at no charge to the Participant. When Participants transfer or give shares to another person, an account will be opened for the recipient and the recipient will enjoy full plan benefits.

         Transaction advices are mailed after voluntary cash payments or sales. Statements are mailed to you quarterly. Annual statements are mailed to all Plan Participants and include a Form 1099-DIV.

         Participation in the Plan is strictly voluntary; eligible Participants may join or terminate the Plan at any time.

ADMINISTRATION

3.       WHO ADMINISTERS THE PLAN?

         Energen has designated and appointed First Chicago Trust Company of New York as Plan Administrator. The Administrator administers the Plan for Participants, keeps records, sends statements of account to Participants and performs other duties relating to the Plan. By enrolling in the Plan, Participants will appoint the Administrator to act as their agent to receive dividends and optional cash payments and to apply such amounts to the Administrator's purchase of Energen Common Stock from Energen or in the open market in accordance with provisions of the Plan. The Administrator will receive all funds on behalf of a Participant for the purchase of Energen Common Stock. These funds represent cash dividends (both on Energen Common Stock held in the name of the Participant and designated for reinvestment and on any full or fractional Energen Common Stock held under the Plan for which authorization has been received) and optional cash payments received by the Administrator from Participants. Unless otherwise authorized or directed by the officers of Energen, the Administrator may make purchases from Energen, on any securities exchange where Energen Common Stock is traded, in the over-the-counter market or in negotiated transactions. Energen Common Stock held for the accounts of Participants is registered in the name of the Administrator's nominee.

         All inquiries, notices, requests and other communication by Participants concerning the Plan (except as specifically indicated below) should be sent to the Administrator at:

             Energen Corporation Dividend Reinvestment and Direct Stock
               Purchase Plan
             c/o First Chicago Trust Company of New York
             P.O. Box 2598
             Jersey City, NJ 07303-2598
             Telephone: 1-888-764-5603

         Energen reserves the right to change the administrator of the Plan or to assume the administration of the Plan at any time and without prior notice to Participants. In the event the Administrator should resign or otherwise cease to act as Plan Administrator, Energen will make such other arrangements as it deems appropriate for the administration of the Plan and the custody of the Energen Common Stock purchased under the Plan.

PARTICIPATION

4.       WHO IS ELIGIBLE TO PARTICIPATE IN THE PLAN?

         Any person or entity, whether or not an Energen Common Stock shareholder of record, is eligible to participate in the Plan, provided that (i) the person or entity fulfills the prerequisites for participation described below under "Enrollment Procedures" and (ii) in the case of citizens or residents of a country other than the United States, its territories and possessions, participation would not violate laws applicable to the Company, the Plan or the Participant.

         Beneficial owners of Energen Common Stock are owners whose shares are registered in names other than their own (for instance, in the name of a broker or bank nominee). In order to participate in the Plan, such beneficial owners must become shareholders of record by having shares transferred into their own names. A beneficial owner may instruct his or her broker/dealer to have all or any number of whole shares transferred into such beneficial owner's name in Direct Registration System book-entry form. The Direct Registration System permits an investor to hold Energen Common Stock as the registered owner of Energen Common Stock in electronic form on Energen's books rather than
         (1) indirectly through a financial intermediary that holds the Energen Common Stock in street name or in an account with a depository or (2) in the form of a stock certificate. Please contact the Administrator at 1-888-764-5603 for more specific information on the Direct Registration System.

ENROLLMENT PROCEDURES

5.       HOW MAY A PERSON JOIN THE PLAN?

         SHAREHOLDERS OF RECORD:

         Shareholders of record who are currently Participants in the Plan will remain enrolled pursuant to the terms of this Prospectus unless such shareholders instruct the Plan Administrator in writing to close the account or to alter the conditions of participation. Other shareholders of record may become Participants in the Plan by sending a completed Enrollment Authorization Form to the Administrator.

         NEW INVESTORS:

         After receiving a copy of this Prospectus, investors may apply for enrollment in the Plan by completing all required sections of the Initial Investment Form and sending it to the Administrator. An Initial Investment Form is available by calling the Administrator at 1-800-946-4316. The Initial Investment Form must be accompanied by either an Authorization Form for Automatic Deductions of at least $25 per month for a minimum of 10 months or an initial cash payment in the form of a check or money order made payable (in U.S. dollars) to First Chicago-Energen. The minimum amount for an initial cash investment is $250 and the amount cannot exceed $250,000. Do not send cash or third party checks. NO INTEREST WILL BE PAID ON INVESTMENT AMOUNTS HELD BY THE ADMINISTRATOR PENDING THE PURCHASE OF SHARES.

         If the Plan account will be in more than one name, all potential Participants must sign the Initial Investment Form. The Administrator reserves the right to limit or combine Plan accounts with identical taxpayer identification numbers and legal registrations.

         ALL PARTICIPANTS - ENROLLMENT AUTHORIZATION FORM:

         Three options are shown on the Enrollment Authorization Form. The Participant must place an "X" in the appropriate box to indicate the investment option. The options are (1) full reinvestment of dividends,
         (2) partial reinvestment of dividends (whereby the number of shares to receive cash dividends is indicated, and the dividends on all remaining shares are reinvested), and (3) voluntary cash payments only (no reinvested dividends). Under each of these options, the Participant may make voluntary cash payments at any time. The Participant may change reinvestment levels from time to time by submitting a revised Enrollment Authorization Form to the Administrator.

6.       WHEN MAY A PERSON JOIN THE PLAN?

         A person may join the Plan at any time by submitting an Enrollment Authorization Form and, if applicable, an Initial Investment Form in the manner described under Question 5 above.

REINVESTMENT OF DIVIDENDS

7.       WHAT ARE THE OPTIONS AVAILABLE REGARDING REINVESTMENT OF DIVIDENDS?

         Participants may elect full reinvestment or partial reinvestment and partial cash payment of dividends by completing the Enrollment Authorization Form as described in Question 6 above. If the Participant chooses partial reinvestment, the Participant must designate on the Enrollment Authorization Form the number of whole shares on which to receive cash dividends. The cash dividends paid on all of the Participant's other shares in the Plan will be reinvested in additional shares of Energen Common Stock.

         If a Participant elects full reinvestment, cash dividends paid on all Energen Common Stock registered in the Participant's name and/or held in the Participant's Plan account will be reinvested in additional shares of Energen Common Stock on the dividend payment date (the "Dividend Payment Reinvestment Date"). The cash dividends will be sent to the Participant by check in the usual manner or directly deposited, if the Participant has elected the direct deposit option (see "Direct Deposit of Dividends Not Reinvested" below).

         Shareholders of record will receive a detailed statement every quarter. Shareholders can enjoy automatic dividend reinvestment at no cost and can verify their account balance, change their dividend election or request a statement at any time.

         Through the Plan's direct deposit feature, Participants may elect to have any cash dividends not reinvested in additional shares of Energen Common Stock paid by electronic funds transfer to the Participant's predesignated United States bank account. To receive such dividends by direct deposit, Participants must first complete and sign the Direct Deposit Authorization Form and return the form to the Administrator. This form is NOT part of the Enrollment Authorization Form and must be specifically requested from the Administrator at 1-888-764-5603.

         Participants may change the designated account for direct deposit or discontinue this feature by written instruction to the Administrator. If the Participant transfers shares or otherwise establishes a new account, a new Direct Deposit Authorization Form must be completed. If the Participant closes or changes a bank account number, a new Direct Deposit Authorization Form must be completed.

8.       HOW DOES A PARTICIPANT CHANGE INVESTMENT OPTIONS UNDER THE PLAN?

         A Participant may change his or her investment option at any time by signing a new Authorization Form or by calling the Administrator at 1-888-764-5603. The Administrator must receive the notification before the dividend record date. Authorization Forms may be obtained by contacting the Administrator by telephone or at the address listed in the answer to Question 3 of this Prospectus.

INITIAL INVESTMENTS AND VOLUNTARY CASH PAYMENTS

9.       HOW DOES A PARTICIPANT PAY FOR SHARES UNDER THE PLAN?

         Participants may make investments by personal check, money order, or automatic deduction from a predesignated account. Voluntary cash payments require a minimum of $25 and may not exceed $250,000 per calendar year. There is no obligation to make a voluntary cash payment at any time, and the amount of such payments may vary.

INVESTMENT DATES FOR INITIAL INVESTMENTS AND VOLUNTARY CASH PAYMENTS

10. WHEN DOES THE ADMINISTRATOR PURCHASE SHARES FOR INITIAL INVESTMENTS AND VOLUNTARY CASH PAYMENTS?

         Initial investments and voluntary cash payments received by the Administrator will be invested once a week on the Voluntary Cash Investment Date. In order to be entitled to the next dividend to be paid, initial investments and voluntary cash payments must be invested by the Voluntary Cash Investment Date which immediately precedes the ex-dividend date for such dividend. The ex-dividend date is currently three business days prior to, and including, the record date. The record dates historically have been on or about February 15, May 15, August 15 and November 15.

         NO INTEREST WILL BE PAID ON AMOUNTS HELD BY THE ADMINISTRATOR PENDING INVESTMENT.

         Upon a Participant's written or telephone request received by the Administrator no later than two business days prior to the Voluntary Cash Investment Date, a cash payment not already invested under the Plan will be canceled or returned to the Participant, as appropriate. However, no refund of a check or money order will be made until the funds have been actually received and collected by the Administrator. Accordingly, such refunds may be delayed.

PAYMENT METHODS

11.      WHAT ARE THE PAYMENT METHODS AVAILABLE FOR PURCHASING SHARES UNDER THE
         PLAN?

         Check or Money Order. Voluntary cash payments may be made by check or money order payable in U.S. dollars to "First Chicago-Energen." Voluntary cash payments must be sent to the Administrator together with the Transaction Form attached to each quarterly account statement or the transaction advice sent to Participants or with a letter indicating the account number and Company Code (3346). Participants should also indicate the Plan account number on their check or money order. Additional Transaction Forms are available upon request from the Administrator at 1-888-764-5603.

         Automatic Deduction from an Account. Participants may make automatic investments of a specified amount (up to $250,000 per calendar year) through an Automated Clearing House ("ACH") withdrawal from a predesignated account at a United States bank or financial institution. To initiate automatic deductions, the Participant must complete and sign an Authorization Form for Automatic Deductions and return it to the Administrator together with a voided blank check or savings account deposit slip for the account from which funds are to be drawn. Forms will be processed and will become effective as promptly as practicable; however, Participants should allow four to six weeks for their first investment to be initiated. Once automatic deductions are initiated, funds will be drawn from the Participant's account on either the 1st or 15th of each month, or both (as chosen by the Participant), or the next business day if either the 1st or the 15th is not a business day, and will normally be invested on the next Voluntary Cash Investment Date.

         For initial cash investments, see "Enrollment Procedures--New Investors" under Question 5 of this Prospectus.

12.      CAN A PARTICIPANT CHANGE PAYMENT METHODS UNDER THE PLAN?

         Participants may change or terminate automatic deductions by completing and submitting to the Administrator a new Authorization Form for Automatic Deductions or by calling the Administrator at 1-888-764-5603. When a Participant transfers shares or otherwise establishes a new account, an Authorization Form must be completed unique to that account. If the Participant closes or changes a bank account number, a new Authorization Form must be completed. To be effective with respect to a particular Voluntary Cash Investment Date, however, the new Authorization Form for Automatic Deductions must be received by the Administrator at least six business days preceding the date the funds will be withdrawn.

PURCHASE PRICE

13.      HOW IS THE PURCHASE PRICE OF ENERGEN COMMON STOCK CALCULATED?

         The purchase price of shares of Energen Common Stock purchased by the Administrator directly from the Company will be the average of the highest and lowest per share trading price of Energen Common Stock (as published in The Wall Street Journal report of New York Stock Exchange -- Composite Transactions) on the Investment Date, i.e., Voluntary Cash Investment Date or Dividend Payment Reinvestment Date.

         The purchase price of Energen Common Stock purchased by the Administrator on the open market will be the average price, excluding brokers' commissions, paid by the Administrator for all such shares purchased on the open market with respect to the Investment Date.

         If shares are purchased for the Plan on the open market, the Administrator may, at its sole discretion, begin purchasing shares no earlier than three business days prior to any Investment Date and complete purchasing shares no later than 30 days after such date, except where beginning at an earlier date is permissible or where completion at a later date is necessary or advisable under applicable federal or state regulatory and securities laws. The Administrator will use its best efforts to cause all funds received by it to be applied to the purchase of shares within the above discussed time period. If such shares are purchased directly from the Company, such purchase shall take place on the Investment Date.

         If both open market purchases and purchases directly from the Company are made with respect to any Investment Date, the price of the shares purchased will be the weighted average of both such prices. The amount of the investment divided by the price per share will determine the number of shares credited to the Participant's account. All fractional shares are rounded to three decimal places.

COST TO PARTICIPANTS

14.      WHAT COSTS DO PARTICIPANTS PAY?

         There is no investment fee for transactions. Brokerage commissions for shares purchased on the open market will be paid by the Company. These commissions will be considered as additional income to Participants for tax purposes and will be reported on year-end tax statements. There are no brokerage fees for shares purchased directly from the Company. A Participant will pay a service fee and brokerage commissions, $15 and approximately 12 cents a share, respectively, on shares that are sold through the Plan at the Participant's request.


ACCOUNT MANAGEMENT

15. WHAT OPTIONS ARE AVAILABLE TO PLAN PARTICIPANTS REGARDING TRANSFERS, SALES AND CERTIFICATE ISSUANCE?

         Once a Plan account is established, a Participant has several other options available to manage the account, including transfers, sales and certificate issuance. These options are detailed below.

         GIFT/TRANSFER OF SHARES

         If a Participant wishes to transfer the ownership of all or part of the Participant's shares held under the Plan to a Plan account for another person, whether by gift, private sale or otherwise, the Participant may effect such transfer by mailing a properly completed Gift/Transfer Form, or an executed stock power, to the Administrator. There is no initial investment fee charged to the recipient. Transfers of less than all of the Participant's shares must be made in whole share amounts. Requests for transfer are subject to the same requirements as the transfer of Energen Common Stock certificates, including the requirement of a Medallion Guarantee on the stock power or Gift/Transfer Form. Gift/Transfer Forms and Stock Power Forms are available upon request from the Administrator. Share Transfer Forms are also attached to Plan statements and transaction advices.

         Shares so transferred will continue to be held by the Administrator under the Plan. An account will be opened in the name of the recipient, if he or she is not already a Participant, and such recipient will automatically be enrolled in the Plan. If the recipient is not already a registered shareholder or a Participant, the account will be enrolled under the full reinvestment option unless the donor specifies differently. The recipient may change the reinvestment election after the gift has been made as described under "Reinvestment of Dividends" above.

         If a transfer involving ALL shares in a Participant's account is received after a record date but before the related dividend payment date, the transfer will be processed when received, and a cash dividend will be paid to the Participant. The Participant may return the dividend check as a voluntary cash payment.

         The recipient will receive a statement showing the deposit of shares. Upon the Participant's request, the Administrator will also send, free of charge, an acknowledgment of the gift.

         DIRECT REGISTRATION SYSTEM/BROKER-DEALER ACCOUNTS

         Transfer shares from a broker account: Shareholders who own Energen shares that are held by a bank, broker, or trustee in street or nominee name ("broker") may participate with some or all of their Energen shares by instructing their broker to have some or all of the shares transferred into the shareholders name in Direct Registration System book-entry form. The Direct Registration System permits an investor to hold Energen Common Stock as the registered owner of Energen Common Stock in electronic form on Energen's books rather than (1) indirectly through a financial intermediary that holds the Energen Common Stock in street name or in an account with a depository or (2) in the form of a stock certificate. Simply instruct your bank, broker or trustee to reregister your shares through the Direct Registration System and specify book-entry registration.

         Transfer shares to a broker account: To electronically transfer all or part of book-entry shares to a broker account, a Participant may establish a broker account number on his or her Plan account. To establish a broker account number, a Participant must complete the "authorization to provide broker/dealer information" form, available upon request from the Administrator (1-888-764-5603) or a broker. Once a broker account number is established, a Participant can then instruct the Administrator to deliver the number of full shares a Participant specifies. The Administrator will electronically deliver shares within 48 hours of receiving and accepting instructions. The signature(s) on the authorization should be guaranteed by the broker/dealer with a Medallion Guarantee.

         CERTIFICATE ISSUANCE

         No certificates will be issued to a Participant for shares purchased through the Plan unless he or she so requests the Administrator in writing or by phone. This provides protection against loss, theft or inadvertent destruction of stock certificates and facilitates the ownership of fractional shares by Participants. At any time, a Participant may request the Administrator to send the Participant's certificates for any full shares credited to the Participant's Plan account. Certificates for fractional shares will not be issued under any circumstances.

SALE OF SHARES

16.      HOW DOES A PARTICIPANT SELL SHARES?

         Participants may request the Administrator to sell any number of whole shares held in their Plan accounts by completing the information on the bottom portion of their statement or by giving detailed written instructions to the Administrator. Alternatively, the Participant may call 1-888-764-5603 or 1-800-935-9330. The Administrator will initiate the sale as soon as practicable after receiving the notification. Sales will be made for the Participant's account on the open market through a securities broker designated by the Administrator. The Participant will receive the proceeds, less an applicable service fee and brokerage commissions, which currently are $15 and approximately 12 cents per share, respectively. Proceeds of shares sold through the Plan will be paid to the Participant by check.

         If instructions for the sale of ALL shares are received on or after an ex-dividend date, as set by the NYSE, but before the related dividend payment date, the sale will be processed as described above and a separate check for the dividend will be mailed following the dividend payment date. A request to sell all shares held in a Participant's account will be treated as a withdrawal from the Plan. See "Closing a Plan Account" below.

CERTIFICATES FOR SHARES

17.      ARE CERTIFICATES ISSUED FOR THE SHARES PURCHASED UNDER THE PLAN?

         Shares purchased and held under the Plan will be held in safekeeping by the Administrator in the Participant's name or the name of the Administrator's nominee. The number of shares (including fractional shares) upon which dividends are reinvested and held for each Participant will be shown on each quarterly statement of account. Participants may obtain a new certificate for all or some of the whole shares of Energen Common Stock held in their Plan accounts by completing the information on the bottom portion of their statement or upon telephone (1-888-764-5603) or written request to the Administrator. Any remaining whole or fractional shares will continue to be held by the Administrator. Withdrawal of shares in the form of a certificate in no way affects dividend reinvestment on those shares (see "Reinvestment of Dividends" above). When issued, certificates for shares will be registered in the name in which the Plan account is maintained. Certificates for fractional shares will not be issued under any circumstances.

         Except as described in "Gift/Transfer of Shares" above, shares of Energen Common Stock held by the Administrator for a Participant's Plan account may not be pledged or assigned. A Participant who wishes to pledge or assign any such shares must request that a certificate for such shares be issued in the Participant's name.

SHARE SAFEKEEPING

18.      CAN A PARTICIPANT DEPOSIT SHARES WITH THE ADMINISTRATOR FOR
         SAFEKEEPING?

         At the time of enrollment in the Plan, or at any later time, Participants may use the Plan's share safekeeping service to deposit any Energen Common Stock certificates in their possession with the Administrator. Shares deposited will be transferred into the name of the Administrator or its nominee and credited to the Participant's account under the Plan. Thereafter, such shares will be treated in the same manner as shares purchased through the Plan. If a certificate issuance is later requested, a new, differently numbered certificate will be issued.

         By using the Plan's share safekeeping service, Participants no longer bear the risk associated with loss, theft or destruction of Energen Common Stock certificates. Also, because shares deposited with the Administrator are treated in the same manner as shares purchased through the Plan, they may be transferred or sold through the Plan in a convenient and efficient manner (see "Closing a Plan Account" below and "Sale of Shares" and "Gift/Transfer of Shares" above). There is no charge for this custodial service.

         Participants who wish to deposit their Energen Common Stock certificates with the Administrator must mail their request and their certificates to the Administrator. THE CERTIFICATES SHOULD NOT BE ENDORSED. To insure against loss resulting from mailing certificates, the Administrator will provide mail insurance free of charge. To be eligible for certificate mailing insurance, an individual investor must observe the following four guidelines: 1) Certificates must be mailed in brown, pre-addressed return envelopes supplied by the Administrator; 2) Certificates mailed to the Administrator will be insured for up to $25,000 current market value provided they are mailed FIRST CLASS; 3) Participants should contact the Administrator for information about sending certificates having a current market value in excess of $25,000; and 4) Individual investors must notify the Administrator of any lost certificate claim within thirty (30) calendar days of the date the certificates were mailed. To submit a claim, an individual investor must be a Participant in the Plan or current holder of record of shares of Energen Common Stock. In the latter case, the claimant must enroll in the Plan at the time the insurance claim is processed. The maximum insurance protection provided is $25,000 and coverage is available only when the certificate(s) are sent to the Administrator in accordance with the guidelines described above.

         Insurance covers the replacement of shares of Energen Common Stock, but in no way protects against any loss resulting from fluctuations in the value of such shares from the time the individual mails the certificates until such time as replacement can be effected.

         If the Participant does not use the brown pre-addressed envelope provided by the Administrator, certificates mailed should be insured for possible mail loss for 2% of the market value (minimum of $20); this represents the Participant's replacement cost if the certificates are lost in transit to the Administrator.

CLOSING A PLAN ACCOUNT

19.      WHEN MAY A PARTICIPANT CEASE DIVIDEND REINVESTMENT TO HIS OR HER PLAN
         ACCOUNT?

         Participation in the Plan may be discontinued by a Participant at any time by notifying the Administrator. In addition, at any time, the Administrator may, for any reason in its sole discretion, discontinue a Participant's participation in the Plan immediately upon mailing a notice of termination to the Participant at a Participant's address of record on Energen's books as maintained by the Administrator. Upon issuing a notice of termination, the Administrator will promptly refund cash contributions held pending investment. The Administrator will continue to hold a Participant's shares in book-entry form unless a Participant requests a certificate for any full share(s) and a check for any fractional share. A Participant may also request the sale of all or part of any such shares upon request to the Administrator. The Administrator will send a Participant a check for the proceeds of the sale less applicable service fees and brokerage commissions.

         If notice of withdrawal is received on or after an ex-dividend date but before the related dividend payment date, the withdrawal will be processed as described above and a separate check for the dividend will be mailed following the dividend payment date.

         If a Participant disposes of all certificated shares of Energen Common Stock, the dividends on the shares credited to the Participant's Plan account, which are registered in the name of the Administrator's nominee, will continue to be distributed as elected on the Enrollment Authorization Form until the Administrator is notified that the Participant wishes to withdraw from the Plan.


REPORTS TO PARTICIPANTS

20.      HOW OFTEN WILL PARTICIPANTS BE ADVISED OF THEIR ACCOUNT ACTIVITY
         IN THE PLAN?

         Transaction advices are mailed to Participants after voluntary cash payments. Participants will receive a quarterly statement showing the amount invested, purchase price, the number of shares purchased, deposited, sold, transferred or withdrawn, total shares accumulated and other year-to-date information. The quarterly statement will indicate the shares held by the Administrator for the Participant and other shares registered in the Participant's name upon which dividends are reinvested. EACH PARTICIPANT IS RESPONSIBLE FOR RETAINING THESE STATEMENTS IN ORDER TO ESTABLISH THE COST BASIS OF SHARES PURCHASED UNDER THE PLAN FOR TAX PURPOSES. Duplicate statements for OPEN accounts will be available from the Administrator. However, charges may be assessed for statements for closed accounts.

21.      WHAT OTHER COMMUNICATIONS WILL A PARTICIPANT RECEIVE?

         Each Participant will be sent the same communications sent to all other registered holders of shares of Energen Common Stock, including the Company's annual report to shareholders and a notice of the annual meeting and accompanying proxy statement. In addition, each Participant will receive an Internal Revenue Service information return for reporting dividend income (including any brokerage commissions paid by the Company) received and/or shares sold, if so required.

         All notices, statements and reports from the Administrator to a Participant will be addressed to the Participant at the latest address of record with the Administrator. Therefore, Participants must promptly notify the Administrator of any change of address. Failure to do so may result in escheatment of the account to the state of the last known address of the Participant, in accordance with applicable state laws.


FEDERAL INCOME TAX INFORMATION

22.      WHAT TAX CONSEQUENCES CAN BE ANTICIPATED BY PARTICIPANTS IN THE PLAN?

         The Company believes the following is an accurate summary of the tax consequences of participation in the Plan as of the date of this Prospectus. This summary may not reflect every possible situation that could result from participation in the Plan, and, therefore, Participants in the Plan are advised to consult their own tax advisors with respect to the tax consequences (including federal, state, local and other tax laws and U.S. tax withholding laws) applicable to their particular situation.

         TAXABLE INCOME AND TAX BASIS

         Reinvested Dividends. In the case of reinvested dividends, when the Administrator acquires shares for a Participant's account directly from the Company, the Participant must include in gross income a dividend equal to the number of shares purchased with the Participant's reinvested dividends multiplied by the fair market value of Energen Common Stock on the relevant dividend payment date. The fair market value is based on 100% of the average of the high and low market prices on the Dividend Payment Reinvestment Date. The Participant's tax basis in those shares will also equal the fair market value of the shares on the relevant Dividend Payment Reinvestment Date. Alternatively, when the Administrator purchases Energen Common Stock for a Participant's account on the open market with reinvested dividends, a Participant must include in gross income an amount equal to the cash dividends reinvested plus that portion of any brokerage commissions paid by the Company which are attributable to the purchase of the Participant's shares. The Participant's tax basis in Plan shares will be equal to the purchase price plus allocable brokerage commissions.

         Voluntary Cash Payments. In the case of the shares purchased on the open market with voluntary cash payments, shareholders will be in receipt of a dividend to be included in gross income to the extent of any brokerage commissions paid by the Company. The Participant's tax basis in the shares acquired with voluntary cash payments will be the cost of the shares to the Administrator plus an allocable share of any brokerage commissions paid by the Company.

         Gain/Loss Recognition. A Participant will not realize any taxable income when a certificate is received for whole shares credited to the account, either upon request for such certificate or upon withdrawal from or termination of the Plan. However, a gain or loss will be recognized by the Participant when whole shares acquired under the Plan are sold or exchanged either by the Administrator at the Participant's request when withdrawing from the Plan or by the Participant's own action after withdrawal from or termination of the Plan. The Participant also will recognize gain or loss when receiving a cash payment for a fractional share credited to the account upon withdrawal from or termination of the Plan. The amount of the gain or loss will be the difference between the amount of cash received for the shares or fractional shares and the tax basis of those shares. Generally, for certain non-corporate Participants who hold shares of Energen Common Stock as capital assets, long-term gain will be subject to income tax at a maximum rate of 20%. Subject to certain limited exceptions, capital losses cannot be used to offset ordinary income.

23.      WHAT TAX REPORTING INFORMATION WILL A PARTICIPANT RECEIVE?

         Each Participant will receive a Form 1099-DIV by January 31 following the close of the Plan year, which reports the amount of dividend income that is reportable to the Internal Revenue Service, including, where applicable, an amount for brokerage commissions paid on the Participant's behalf, and an adjustment to reflect the difference between fair market value price and purchase price with respect to shares purchased from the Company with reinvested dividends.

         A Form 1099-B will be provided by January 31 following the close of the Plan year to Participants who sold shares through the Plan. This form will contain the amount of gross proceeds from the sale and the date of sale.

         A copy of each information return is also furnished to the Internal Revenue Service.

24.      WILL FEDERAL INCOME TAX BE WITHHELD FROM DIVIDENDS OR SALES PROCEEDS?

         Federal law requires the Administrator to withhold an amount (currently 31%) from the amount of dividends and the proceeds of any sale of shares for a Participant if: (i) that Participant fails to certify to the Administrator that the Participant is not subject to backup withholding, (ii) that Participant fails to certify that the taxpayer identification number provided is correct or (iii) the Internal Revenue Service notifies the Company that the Participant is subject to backup withholding. The withheld amounts will be deducted from the amount of dividends and the remaining amount will be reinvested in accordance with the Plan. The withheld amounts also will be deducted from the proceeds of any sale of shares and the remaining amount will be sent to the Participant.

         In the case of those foreign shareholders whose dividends are subject to United States income tax withholding, the amount of tax to be withheld will be deducted from the amount of dividends and the remaining amount of dividends will be reinvested. In the case of those foreign shareholders whose sale proceeds are subject to withholding, the amount of tax to be withheld will be deducted from the proceeds of the sale of shares.

OTHER INFORMATION

25.      WHAT HAPPENS IF ENERGEN ISSUES A STOCK DIVIDEND OR DECLARES A
         STOCK SPLIT?

         Any stock dividends or split shares of Energen Common Stock distributed by the Company on shares held by the Administrator for a Participant's Plan account or held by the Participant in the form of stock certificates will be added to the Participant's account. In the event of a rights offering, a Participant will receive rights based upon the total number of whole shares owned, that is, the total number of shares registered in the Participant's name and the total number of whole shares held in the Participant's Plan account.

26.      HOW WILL A PARTICIPANT'S SHARES BE VOTED AT SHAREHOLDERS' MEETINGS?

         For each meeting of shareholders, a Participant will receive a proxy for the total number of whole shares held -- both the shares registered in the Participant's name directly and those credited to the Participant's Plan account. Fractions of shares will not be voted. If the proxy is not returned, or if it is returned unsigned, none of the shares will be voted unless the Participant votes in person.

27.      WHAT ARE THE RESPONSIBILITIES OF ENERGEN AND THE ADMINISTRATOR UNDER
         THE PLAN?

         Neither the Company nor the Administrator (nor any of their respective agents, representatives, employees, officers, directors or subcontractors) will be liable in administering the Plan for any act done in good faith or for any good faith omission to act, including, without limitation, any claim of liability arising from failure to terminate a Participant's account upon such Participant's death, or with respect to the prices or times at which shares are purchased or sold for Participants. The foregoing does not represent a waiver of any rights a Participant may have under applicable securities laws.

         NEITHER THE COMPANY NOR THE ADMINISTRATOR CAN ASSURE A PROFIT OR PROTECT AGAINST A LOSS ON SHARES PURCHASED UNDER THE PLAN.

28.      CAN THE PLAN BE CHANGED OR DISCONTINUED?

         The Company reserves the right to modify the Plan or to suspend or terminate the Plan, at any time. All Participants will be sent notice of any such action. Any such modification, suspension or termination will not, of course, affect previously executed transactions. The Company also reserves the right to adopt, and from time to time to change, such administrative rules and regulations (not inconsistent in substance with the basic provisions of the Plan then in effect) as it deems desirable or appropriate for the administration of the Plan. The Administrator reserves the right to resign at any time upon reasonable written notice to the Company.


                              PRICE OF COMMON STOCK

The last reported sales price of Energen Common Stock on __________, as reported on the New York Stock Exchange (Consolidated Tape Transactions), was $______ per share.


                                 USE OF PROCEEDS

Energen will receive proceeds from the sale of Energen Common Stock purchased by the Plan from Energen. The proceeds from the sale of Energen Common Stock offered pursuant to the Plan will be used for general corporate purposes. Energen has no basis for estimating either the number of Energen Common Stock that will be sold pursuant to the Plan or the prices at which such Energen Common Stock will be sold. Energen will not receive any proceeds from purchases of Energen Common Stock by the Plan in the open market.

                              PLAN OF DISTRIBUTION

Unless otherwise authorized or directed by the officers of Energen, the Administrator may make purchases of Energen Common Stock on any securities exchange where Energen Common Stock is traded, in the over-the-counter market or in negotiated transactions.

                                  LEGAL OPINION

The legality of the securities offered hereby has been passed upon for Energen by Bradley Arant Rose & White LLP, Birmingham, Alabama, counsel for Energen. The partners and associates of Bradley Arant Rose & White LLP beneficially owned _______ shares of Energen Common Stock as of _______________.

                                     EXPERTS

The consolidated balance sheets of Energen Corporation and its subsidiaries as of September 30, 1997 and 1996 and the consolidated statements of income, shareholders' equity, and cash flows for each of the three years in the period ending September 30, 1997 and the related financial statement schedule, which are incorporated by reference or included in the Corporation's Annual Report on Form 10-K for the year ended September 30, 1997 and which are incorporated by reference in the Prospectus, have been incorporated herein in reliance on the report of Coopers & Lybrand L.L.P., independent accountants, given on the authority of that firm as experts in auditing and accounting.

                      FOR ASSISTANCE CONCERNING THE PLAN...

         CORRESPONDENCE CONCERNING THE PLAN:

                  Energen Corporation Dividend Reinvestment and Direct Stock Purchase Plan
                  c/o First Chicago Trust Company of New York
                  P. O. Box 2598
                  Jersey City, New Jersey 07303-2598

         VOLUNTARY CASH INVESTMENTS OF CHECKS OR MONEY ORDERS SHOULD BE MAILED
         TO:

                  First Chicago Trust Company of New York
                  Dividend Reinvestment Plans
                  P. O. Box 13531
                  Newark, New Jersey 07188-0001

         Indicate Energen Corporation and account number if applicable, in all correspondence.

         TELEPHONE:

         First Chicago Trust Company of New York: 1-888-764-5603. An automated phone system is available 24 hours a day, 7 days a week. Customer service representatives are available from 8:30 a.m. to 7:00 p.m. Eastern time each business day.

         Non-shareholder requests for information about the Plan:
         1-800-946-4316, 24 hours a day.

         Sale of Plan shares and issuance of stock certificates: 1-800-935-9330. This is an automated phone system available from 8:00 a.m. to 10:00 p.m. Eastern time on business days and 8:00 a.m. to 10:00 p.m. Eastern time on Saturdays and most holidays.

         TDD: 1-201-222-4955 Telecommunications Device for the hearing impaired.

         FOREIGN LANGUAGE TRANSLATION SERVICE for more than 140 foreign languages is available.

         INTERNET: The First Chicago Trust Company of New York Internet address is "HTTP://WWW.FCTC.COM". The Company's Internet address is "HTTP://WWW.ENERGEN.COM".

         E-MAIL: First Chicago Trust Company of New York's E-mail address is "FCTC.ENERGEN@EM.FCNBD.COM".

         IF YOU WISH TO CONTACT THE COMPANY DIRECTLY, YOU MAY WRITE:

                  Energen Corporation
                  Investor Relations Department
                  2101 Sixth Avenue North
                  Birmingham, Alabama 35203-2784
                  Telephone number: (800) 654-3206 or (205) 326-2634

         ON OR ABOUT NOVEMBER 15, 1998, THE COMPANY'S EXECUTIVE OFFICES WILL BECOME LOCATED AT THE FOLLOWING ADDRESS AT WHICH YOU MAY CONTACT THE
         COMPANY:

                  Energen Corporation
                  Investor Relations Department
                  605 21st Street North
                  Birmingham, Alabama 35203-2707
                  Telephone number: (800) 654-3206 or (205) 326-2634

                                TABLE OF CONTENTS

                                                                                                               PAGE
Available Information.............................................................................................2
Incorporation of Certain Documents by Reference...................................................................2
The Company.......................................................................................................3
Forward-looking Statements........................................................................................3
Description of the Plan...........................................................................................3
   Purpose and Benefits...........................................................................................5
   Administration.................................................................................................4
   Participation..................................................................................................5
   Enrollment Procedures..........................................................................................5
   Reinvestment of Dividends......................................................................................6
   Initial Investments and
     Voluntary Cash Payments......................................................................................7
   Investment Dates for Initial Investments
     and Voluntary Cash Payments..................................................................................7
   Payment Methods................................................................................................7
   Purchase Price.................................................................................................8
   Cost to Participants...........................................................................................8
   Account Management.............................................................................................8
   Sale of Shares................................................................................................10
   Certificates for Shares.......................................................................................10
   Share Safekeeping.............................................................................................10
   Closing a Plan Account........................................................................................11
   Reports to Participants.......................................................................................11
   Federal Income Tax Information................................................................................12
   Other Information.............................................................................................13
Price of Common Stock............................................................................................14
Use of Proceeds..................................................................................................14
Plan of Distribution.............................................................................................14
Legal Opinion....................................................................................................14
Experts  ........................................................................................................14

                             ----------------------

No person has been authorized to give any information or to make any representations other than those contained in this Prospectus, any accompanying Prospectus Supplement or the documents incorporated or deemed incorporated by reference herein, and any information or representations not contained herein or therein must not be relied upon as having been authorized by Energen or by any agent, dealer of underwriter. This Prospectus and any accompanying Prospectus Supplement do not constitute an offer to sell or a solicitation of an offer to buy the securities in any circumstances in which such offer or solicitation is unlawful. The delivery of this Prospectus or any Prospectus Supplement at any time does not imply that the information herein or therein is correct as of any time subsequent to the date of such information.

                       THIS PROSPECTUS SHOULD BE RETAINED
                              FOR FUTURE REFERENCE.






                              ENERGEN CORPORATION





                           Dividend Reinvestment and
                           Direct Stock Purchase Plan









                           PROSPECTUS ENCLOSED WITHIN











                                     , 1998
                           ----------

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.          OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

         The Registrant estimates that the expenses, other than underwriting commissions and discounts, to be incurred and borne by it in connection with the proposed sale of the Common Stock and Debt Securities will be as follows:

                  Registration fee (not including registration fees
                            previously paid)..............................$ 6,368.00
                  *Listing fees............................................ 2,500.00
                  *Blue Sky expenses........................................2,500.00
                  *Transfer Agent's fees...................................25,000.00
                  *Printing expenses.......................................10,000.00
                  *Legal fees and expenses.................................15,000.00
                  *Accounting fees..........................................5,000.00
                  *Miscellaneous expenses...................................5,000.00

                  *Total expenses.........................................$71,368.53

----------------------
* Estimated

ITEM 15.          INDEMNIFICATION OF DIRECTORS AND OFFICERS.

                  (a) Article XI of the Registrant's Restated Certificate of Incorporation provides as follows:

                  XI.      Limitation of Liability:

                  11.01 A director of the Corporation shall not be liable to the Corporation or its shareholders for money damages for any action taken, or failure to take action, as a director, except for (i) the amount of a financial benefit received by such director to which such director is not entitled; (ii) an intentional infliction of harm by such director on the Corporation or its shareholders; (iii) a violation of
                           Section 10-2B-8.33 of the Code of Alabama of 1975 or any successor provision to such section; (iv) an intentional violation by such director of criminal law; or (v) a breach of such director's duty of loyalty to the Corporation or its shareholders. If the Alabama Business Corporation Act, or any successor statute thereto, is hereafter amended to authorize the further elimination or limitation of the liability of a director of a corporation, then the liability of a director of the Corporation, in addition to the limitations on liability provided herein, shall be limited to the fullest extent permitted by the Alabama Business Corporation Act, as amended, or any successor statute thereto. The limitation on liability of directors of the Corporation contained herein shall apply to liabilities arising out of acts or omissions occurring subsequent to the adoption of this Article XI and, except to the extent prohibited by law, to liabilities arising out of acts or omissions occurring prior to the adoption of this Article XI. Any repeal or modification of this Article XI by the shareholders of the Corporation shall be prospective only and shall not adversely affect any limitation on the liability of a director of the Corporation existing at the time of such repeal or modification.

                  (b) Section 2.06 of the Registrant's Bylaws provides as follows:

                  2.06 Indemnification of Directors and Officers; Liability Insurance--

                  (a) The Corporation does hereby indemnify any officer or director of the Corporation who was, or is, a party, or is threatened to be made a party, to any threatened, pending, or completed claim, action, or proceeding, whether civil, criminal, administrative, or investigative, including appeals, other than an action by or in the right of the Corporation, by reason of the fact that he is or was a director, an officer, an employee, or an agent of the Corporation or is, or was, serving at the request of the Corporation as a director, officer partner, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against expenses, including attorneys' fee, judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with such action or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal action or proceeding, had no reasonably cause to believe his conduct was unlawful. The termination of any action or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere, or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

                  (b) The Corporation does hereby indemnify any officer or director of the Corporation who was, or is, a party, or is threatened to be made a party, to any threatened, pending, or completed claim or action by, or in the right of, the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, an officer, an employee, or an agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, partner, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense or settlement of such action if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation, except that no indemnification shall be made in respect of any claim, issue, or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the Corporation unless, and only to the extent that the court in which such action was brought shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

                  (c) To the extent that a director or an officer of the Corporation has been successful on the merits or otherwise in defense of any action or proceeding referred to in subsections (a) and (b) of this section or in defense of any claim, issue, or matter therein, he shall be indemnified against expenses, including attorneys' fees, actually and reasonably incurred by him in connection therewith, notwithstanding that he has not been successful on any other claim, issue, or matter in any such action or proceeding.

                  (d) Any indemnification under subsections (a) and (b) of this section, unless ordered by a court, shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director or officer is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made:

                           (i) By the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to, or who have been wholly successful on the merits or otherwise with respect to, such claim, action, or proceeding;

                           (ii) If such a quorum is not obtainable, or even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion; or

                           (iii)    By the stockholders.

                  (e) Expenses, including attorneys' fees, incurred in defending a civil or criminal claim, action, or proceeding may be paid by the Corporation in advance of the final disposition of such claim, action, or proceeding as authorized in the manner provided in subsection (d) of this section upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if, and to the extent that, it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized in this section.

                  (f) The indemnification authorized by this section shall not be deemed exclusive of, and shall be in addition to, any other rights, whether created prior or subsequent to the enactment of this section, to which those indemnified may be entitled under any statute, rule of law, provision of articles of incorporation, by-law, agreement, or vote of stockholders or disinterested directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office and shall continue as to a person who has ceased to be a director or an officer, and shall inure to the benefit of the heirs, executors, and administrators of such a person.

                  (g) The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director or an officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, partner, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this section."

                  (c) In addition to the foregoing provisions of the Bylaws of the Registrant, directors, officers and controlling persons of the Registrant may be indemnified by the Registrant pursuant to the provisions of Sections 10-2B- 8.50 to 10-2B-8.58 of the Code of Alabama of 1975, as amended, which indemnity may be broader than that provided by the Registrant's Bylaws.

                  (d) In addition, the Registrant maintains officers' and directors' liability insurance.

ITEM 16.          EXHIBITS

        EXHIBIT NO.                               DESCRIPTION

          *4(a) Restated Conformed Certificate of Incorporation of the Registrant, as amended through January 30, 1998, which was filed as Exhibit 3(b) to the Registrant's
                           Quarterly Report on Form 10-Q for the quarter ended
                           December 31, 1997 (File No. 1-7810).

          4(b)             Articles of Amendment to Restated Certificate of
                           Incorporation with respect to Series 1998 Junior
                           Participating Preferred Stock of the Registrant, as filed with the Office of the Judge of Probate of Jefferson County, Alabama on July 27, 1998.

          *4(c)            Bylaws of the Registrant, which were filed as Exhibit
                           4(e) to the Registrant's Registration Statement on
                           Form S-8 (Registration No. 33-14855).

         *4(d)             Rights Agreement, dated as of July 27, 1998, between
                           Energen Corporation and First Chicago Trust Company of New York, Rights Agent, which was filed as Exhibit
                           I to the Registrant's Registration Statement on Form
                           8-A, dated July 10, 1998 (File No. 1-7810).

          *4(e) Indenture, dated as of January 1, 1992, between the Registrant and Boatmen's Trust Company, Trustee, which was filed as Exhibit 4 to the Registrant's
                           Registration Statement on Form S-3 (Registration No.
                           33-44936).

         *4(f)             First Supplemental Indenture, dated as of September
                           5, 1997, between Energen Corporation and The Bank of
                           New York, Trustee, to Indenture dated as of January
                           1, 1992, which was filed as Exhibit 4(a) to the Registrant's Quarterly Report on Form 10-Q for the quarter ended December 31, 1997 (File No. 1-7810).

          *4(g) Indenture, dated as of March 1, 1993, between the Registrant and Boatman's Trust Company, Trustee, which was filed as Exhibit 4 to the Registrant's
                           Registration Statement on Form S-3 (Registration No.
                           33-25435).

         *4(h)             First Supplemental Indenture, dated as of September
                           5, 1997, between Energen Corporation and The Bank of
                           New York, Trustee, to Indenture dated as of March 1,
                           1993, which was filed as Exhibit 4(b) to the Registrant's Quarterly Report on Form 10-Q for the quarter ended December 31, 1997 (File No. 1-7810).

          *4(i)            Indenture dated as of November 1, 1993, between
                           Alabama Gas Corporation and NationsBank of Georgia,
                           National Association, Trustee, which was filed as
                           Exhibit 4(k) to Alabama Gas's Registration Statement on Form S-3 (Registration No. 33-70466).

           *4(j)           Indenture between Energen Corporation and The Bank of
                           New York, Trustee, dated as of September 1, 1996, which was filed as Exhibit 4(i) to the Registrant's
                           Registration Statement on Form S-3 (Registration No.
                           333-43425).

         **5               Opinion of Bradley Arant Rose & White LLP.

         **23(a) Consent of Bradley Arant Rose & White LLP (contained in their opinion filed as Exhibit 5 to this Registration Statement).

         **23(b)           Consent of Coopers & Lybrand L.L.P.

         **24 Power of attorney authorizing execution of registration statement on Form S-3 on behalf of certain directors of the Registrant.

-----------------------------
*  Incorporated by reference.
**Previously filed.

ITEM. 17.         UNDERTAKINGS.

         (a)      The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i)      To include any prospectus required by
                                    section 10(a)(3) of the Securities Act of 1933;

                           (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                           provided, however, that the undertakings set forth in paragraphs (1)(i) and (1)(ii) above do not apply if the registration statement is on Form S-3, Form S-8, or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for the purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of any employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such labilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of such registrant in the successful defense of any action, suit or proceeding) is asserted against the registrant by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

         (d) The undersigned Registrant hereby undertakes that, (1) for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as a part of this Registration Statement in reliance upon rule 430A and contained in a form of prospectus filed pursuant to Rules 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be a part of this Registration Statement at the time it was declared effective, and (2) for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment if that contains a form of prospectus shall be deemed to be a new registration statement relating to the Securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF BIRMINGHAM, STATE OF ALABAMA, ON AUGUST 6, 1998.


                                              ENERGEN CORPORATION


                                              By:     /s/ Geoffrey C. Ketcham
                                                 -----------------------------
                                              GEOFFREY C. KETCHAM
                                              ITS EXECUTIVE VICE PRESIDENT,
                                              TREASURER AND
                                              CHIEF FINANCIAL OFFICER

PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

                  SIGNATURE                                          TITLE                         DATE
                  ---------                                          -----                         ----

                      *                                            Director                   August 6, 1998
--------------------------------------------
               STEPHEN D. BAN



                      *                                            Director                   August 6, 1998
--------------------------------------------
             J. MASON DAVIS, JR.



                      *                                            Director                   August 6, 1998
--------------------------------------------
              JAMES S.M. FRENCH



           /s/ Geoffrey C. Ketcham                         Executive Vice President,          August 6, 1998
--------------------------------------------                  Treasurer and Chief
             GEOFFREY C. KETCHAM                               Financial Officer
                                                        (Principal Accounting Officer)


                      *                                                                       August 6, 1998
--------------------------------------------
              WALLACE L. LUTHY



                      *                                            Director                   August 6, 1998
--------------------------------------------
               REX J. LYSINGER







                      *                                            Director                   August  6, 1998
--------------------------------------------
               JUDY M. MERRITT



                      *                                            Director                   August  6, 1998
--------------------------------------------
             DRAYTON NABERS, JR.



                      *                                Chairman of the Board, President,      August  6, 1998
--------------------------------------------               Chief Executive Officer
           WM. MICHAEL WARREN, JR.                              and Director




*By:       /s/ Geoffrey C. Ketcham                                                            August 6, 1998
    ----------------------------------------
            GEOFFREY C. KETCHAM,
              ATTORNEY-IN-FACT

                      POST-EFFECTIVE AMENDMENT NO. 1 TO THE
            REGISTRATION STATEMENT ON FORM S-3 OF ENERGEN CORPORATION
                        RELATING TO DIVIDEND REINVESTMENT
                                       AND
                           DIRECT STOCK PURCHASE PLAN
                                       OF
                               ENERGEN CORPORATION

                               -------------------

                                INDEX OF EXHIBITS

        EXHIBIT NO.                              DESCRIPTION
        -----------                              -----------
          *4(a)            Restated Conformed Certificate of Incorporation of
                           the Registrant, as amended through January 30, 1998,
                           which was filed as Exhibit 3(b) to the Registrant's
                           Quarterly Report on Form 10-Q for the quarter ended
                           December 31, 1997 (File No. 1-7810).

          4(b)             Articles of Amendment to Restated Certificate of
                           Incorporation with respect to Series 1998 Junior
                           Participating Preferred Stock of the Registrant, as filed with the Office of the Judge of Probate of Jefferson County, Alabama on July 27, 1998.

          *4(c)            Bylaws of the Registrant, which were filed as Exhibit
                           4(e) to the Registrant's Registration Statement on
                           Form S-8 (Registration No. 33-14855).

         *4(d)             Rights Agreement, dated as of July 27, 1998, between
                           Energen Corporation and First Chicago Trust Company of New York, Rights Agent, which was filed as Exhibit
                           I to the Registrant's Registration Statement on Form
                           8-A, dated July 10, 1998 (File No. 1-7810).

          *4(e) Indenture, dated as of January 1, 1992, between the Registrant and Boatmen's Trust Company, Trustee, which was filed as Exhibit 4 to the Registrant's
                           Registration Statement on Form S-3 (Registration No.
                           33-44936).

         *4(f)             First Supplemental Indenture, dated as of September
                           5, 1997, between Energen Corporation and The Bank of
                           New York, Trustee, to Indenture dated as of January
                           1, 1992, which was filed as Exhibit 4(a) to the Registrant's Quarterly Report on Form 10-Q for the quarter ended December 31, 1997 (File No. 1-7810).

          *4(g) Indenture, dated as of March 1, 1993, between the Registrant and Boatman's Trust Company, Trustee, which was filed as Exhibit 4 to the Registrant's
                           Registration Statement on Form S-3 (Registration No.
                           33-25435).

         *4(h)             First Supplemental Indenture, dated as of September
                           5, 1997, between Energen Corporation and The Bank of
                           New York Trustee, to Indenture dated as of March 1,
                           1993, which was filed as Exhibit 4(b) to the Registrant's Quarterly Report on Form 10-Q for the quarter ended December 31, 1997 (File No. 1-7810).

          *4(i)            Indenture dated as of November 1, 1993, between
                           Alabama Gas Corporation and NationsBank of Georgia,
                           National Association, Trustee, which was filed as
                           Exhibit 4(k) to Alabama Gas's Registration Statement on Form S-3 (Registration No. 33-70466).

           *4(j)           Indenture between Energen Corporation and The Bank of
                           New York, Trustee, dated as of September 1, 1996, which was filed as Exhibit 4(i) to the Registrant's
                           Registration Statement on Form S-3 (Registration No.
                           333-43425).

         **5               Opinion of Bradley Arant Rose & White LLP.

         **23(a)           Consent of Bradley Arant Rose & White LLP
                           (contained in their opinion filed as Exhibit 5 to this Registration Statement).

         **23(b)           Consent of Coopers & Lybrand L.L.P.

         **24 Power of attorney authorizing execution of registration statement on Form S-3 on behalf of certain directors of the Registrant.

-----------------------------
*  Incorporated by reference.
**Previously filed.